UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2016
Date of Report (Date of earliest event reported):

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-20540	95-4023433

(Commission File Number)	(IRS Employer Identification No.)

26745 Malibu Hills Road, Calabasas, California	91301

(Address of principal executive offices)	(Zip Code)

(818) 878-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 9, 2016, On Assignment, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at the Lotte New York Palace Hotel located at 455 Madison Avenue, New York City, New York. A total of 53,360,860 shares of the Company’s common stock were entitled to vote as of April 11, 2016, the record date for the Annual Meeting. There were 50,496,696 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on several proposals. Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Directors

The first proposal was the election of two members of the Board to serve as directors until the 2019 annual meeting of stockholders or until their successors are duly elected and qualified. Sen. William E. Brock and Messrs. Brian J. Callaghan and Edwin A. Sheridan, IV were elected receiving votes as follows:

Nominee	For	Withheld	Broker Non-Votes
William E. Brock	47,002,005	1,086,848	2,407,843
Brian J. Callaghan	33,527,965	14,560,888	2,407,843
Edwin A. Sheridan, IV	34,290,674	13,798,179	2,407,843

Proposal 2.  Advisory Vote on Executive Compensation

           The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
40,071,263	7,390,261	627,329	2,407,843

Proposal 3.  Ratification of Appointment of Independent Registered Public Accounting Firm

           The appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-Votes
50,116,592	370,099	10,005	—

SIGNATURES

According to the requirements of the Securities Exchange Act, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on June 14, 2016.

ON ASSIGNMENT, INC.

/s/	Jennifer Hankes Painter
By:	Jennifer Hankes Painter
Its:	SVP, Chief Legal Officer and Secretary